UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 31, 2009

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 31, 2009, Merit Medical Systems, Inc. (the “Company”) adopted the Second Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Second Restatement”).  The Second Restatement (i) restates the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”) to incorporate prior amendments to the First Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan and Trust; (ii) amends the Plan to comply with the Pension Protection Act of 2006 and amended regulations under the Internal Revenue Code of 1986, as amended; (iii) amends the Plan to allow participants to designate certain salary reduction contributions as Roth elective deferrals; and (iv) amends the Plan to allow an open brokerage window participant-directed investment option.

The foregoing paragraph provides a brief summary of selected provisions of the Second Restatement.  The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Second Restatement, which is attached hereto as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Second Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: January 7, 2010	By:	/s/ Rashelle Perry
Rashelle Perry
Chief Legal Officer